Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, John P. Mitola, the Chief Executive Officer of Electric City Corp., certify that (i) the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-QSB for the Quarterly Period ended September 30, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Quarterly Report Under Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-QSB for the Quarterly Period ended September 30, 2002 fairly presents, in all material respects, the financial condition and results of operations of Electric City Corp. and its subsidiaries.

/s/ John P. Mitola
John P. Mitola
Chief Executive Officer
November 14, 2002